As filed with the Securities and Exchange Commission on November 2, 2015	File No. 333-82852

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESBANCO, INC.
(Exact name of issuer as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Bank Plaza Wheeling, WV 26003 (304) 234-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Todd F. Clossin
President and Chief Executive Officer
1 Bank Plaza
Wheeling, WV 26003
(304) 234-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
James C. Gardill
Phillips, Gardill, Kaiser & Altmeyer PLLC
61 Fourteenth Street
Wheeling, WV 26003
(304) 232-6810

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒ Accelerated Filer ☐

Non-accelerated Filer ☐ Smaller Reporting Company ☐

(Do not check if smaller reporting company)

DEREGISTRATION OF SHARES AND TERMINATION OF OFFERING

In accordance with the undertakings of Wesbanco, Inc. (the “Company”) set forth in its registration statement on Form S-3 (File No. 333-82852), originally filed with the Securities and Exchange Commission on February 15, 2002 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of the Registration Statement and to deregister all of the shares of the Company’s common stock, par value $2.0833, covered by the Registration Statement that remain unsold as of the filing date of this Post-Effective Amendment No. 1. The Company hereby terminates the offering of shares of its common stock pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on November 2, 2015.

WESBANCO, INC.

By:	/s/ Todd F. Clossin
Todd F. Clossin
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on November 2, 2015.
Signature	Title

/s/ Todd F. Clossin	President, Chief Executive Officer and Director
Todd F. Clossin	(Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President and Chief Financial Officer
Robert H. Young	(Principal Financial and Accounting Officer)

/s/ Christopher V. Criss	Director
Christopher V. Criss

/s/ Abigail M. Feinknopf	Director
Abigail M. Feinknopf

Director
Ernest S. Fragale

/s/ James C. Gardill	Director; Chairman of the Board
James C. Gardill

/s/ Vaughn L. Kiger	Director
Vaughn L. Kiger

/s/ D. Bruce Knox	Director
D. Bruce Knox

/s/ Paul M. Limbert	Director
Paul M. Limbert

/s/ Jay T. McCamic	Director
Jay T. McCamic

/s/ F. Eric Nelson, Jr.	Director
F. Eric Nelson, Jr.

/s/ Ronald W. Owen	Director
Ronald W. Owen

/s/ Henry L. Schulhoff	Director
Henry L. Schulhoff

/s/ Richard G. Spencer	Director
Richard G. Spencer

/s/ Reed J. Tanner	Director
Reed J. Tanner

/s/ Charlotte A. Zuschlag	Director
Charlotte A. Zuschlag